Exhibit 23.5




                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.



         We hereby consent to the inclusion of our opinion letter, dated ______, 2004, to the Board of Directors of Peoples First, Inc. (the "Company") as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company with National Penn Bancshares, Inc. ("National Penn") contained in Pre-effective Amendment No. __ to National Penn's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy
Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.





___________, 2004